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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hydra Industries Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	47-1025534
(State of incorporation or organization)	(I.R.S. employer identification no.)

3 Columbus Circle, 16th Floor
New York, New York 10019
(212) 520-6607

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-198236

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock, par value $0.0001 per share, and warrants to purchase common stock of Hydra Industries Acquisition Corp. (the “Company”). The description of the units, common stock and warrants contained in the section entitled “Description of Securities” in the Company’s prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-198236) filed with the Securities and Exchange Commission on August 19, 2014, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-198236), filed with the Securities and Exchange Commission on August 19, 2014).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-198236), filed with the Securities and Exchange Commission on August 19, 2014).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236) filed with the Securities and Exchange Commission on September 19, 2014).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

10.2	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A (File No. 333-198236), filed with the Securities and Exchange Commission on September 19, 2014).

10.3	Form of Contingent Forward Purchase Contract by and between the Company and MIHI LLC (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-198236), filed with the Securities and Exchange Commission on August 19, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ A. Lorne Weil
A. Lorne Weil
Chairman and Chief Executive Officer

Dated: October 14, 2014